                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in Amendment
No. 1 to the Registration Statement (Form S-3 No. 333-123218) and related
Prospectus of Jarden Corporation and subsidiaries (the "Company") for the registration of 15,628,492 shares of its common stock and to the incorporation by reference therein of our reports dated March 1, 2005, with respect to the consolidated financial statements and schedule of the Company, the Company's management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of the Company, included in its Annual Report (Form 10-K) for the year ended
December 31, 2004, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

New York, New York
April 20, 2005